As filed with the Securities and Exchange Commission on February 10, 2006

Post-Effective Amendment No. 1 to Registration No. 333-48844

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTELLISYNC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0349154
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2550 North First Street, Suite 500

San Jose, California 95131

Telephone: (408) 321-7650

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PUMA TECHNOLOGY, INC. 2000 SUPPLEMENTAL STOCK OPTION PLAN

(Full title of the plan)

President and Chief Executive Officer
Intellisync Corporation
2550 North First Street, Suite 500
San Jose, California 95131

(Name and address of agent for service)

(408) 321-7650

(Telephone number, including area code, of agent for service)

Copies to:

Kenton J. King, Esq.

Celeste E. Greene, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

Telephone: (650) 470-4500

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On October 27, 2000, Intellisync Corporation, a Delaware corporation (the “Company”), filed a registration statement on Form S-8 (No. 333-48844) (the “Registration Statement”), which registered 1,500,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), to be offered or sold under the Puma Technology, Inc. 2000 Supplemental Stock Option Plan (the “Plan”).

On February 10, 2006 (the “Merger Date”), pursuant to an Agreement and Plan of Merger, dated as of November 15, 2005, among the Company, Nokia Inc., a Delaware corporation (“Nokia”), and Jupiter Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Nokia (“Merger Sub”), Merger Sub merged with and into the Company, and the Company became a wholly-owned subsidiary of Nokia (the “Merger”).  On February 10, 2006, the Company filed a certification and notice of termination of registration on Form 15 with respect to the Common Stock.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all the shares of the Company’s Common Stock reserved for issuance under the Plan which remain unissued on the Merger Date.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on February 10, 2006.

INTELLISYNC CORPORATION

By:	/s/ Adele Louise Pentland
Adele Louise Pentland
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on February 10, 2006 by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Tore Teir	Vice President, Treasurer and Director
Tore Teir

/s/ Adele Louise Pentland	Vice President, Secretary and Director
Adele Louise Pentland

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